Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Speedemissions, Inc.

Tyrone, Georgia

We consent to the reference to our firm under the caption “Experts” in the Pre-Effective Amendment No. 6 Registration Statement on Form S-1 and related prospectus of Speedemissions, Inc. for the registration of up to 40,482,082 shares of its common stock, and to the inclusion therein of our report dated March 27, 2009 to the consolidated financial statements of Speedemissions, Inc. for the year ended December 31, 2008.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

July 27, 2009